GE Healthcare Financial Services

MASTER LEASE AGREEMENT (QUASI) DATED AS OF 06/24/2003

THIS MASTER LEASE AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, **"Lessor"**) and the undersigned lessee (**"Lessee"**). Lessor has a mailing address at GE Healthcare Financial Services, P.O. Box 641419, Pittsburgh, PA 15264-1419. Lessee is a Corporation organized and existing under the laws of the State of New York. Lessee's mailing address is 2300 Glades Road, Suite 100 W, Boca Raton, FL 33431. This Agreement contains the general terms that apply to the leasing of Equipment (defined below) from Lessor to Lessee. Additional terms that apply to the Equipment shall be contained on a schedule (**"Schedule"**) and in the GE Equipment Addendum or the Non-GE Equipment Addendum, as the case may be.

1. LEASE, TERM AND RENT PAYMENTS:

(a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, all units of equipment and other property described in the Schedule(s), and all accessories, upgrades, additions, substitutions, replacement parts and tools pertaining thereto (**"Equipment"**) described in any Schedule signed by both parties.

(b) This Master Lease Agreement shall be effective as of the date stated above and, unless sooner terminated by Lessor as hereinafter provided, shall continue until all of Lessee's obligations hereunder or under any Schedule(s) are fulfilled. The term of each Schedule is as specified in the Schedule and commences upon the Lease Commencement Date (defined in subparagraph (c) below). In the event of a conflict between provisions of this Agreement and a Schedule, the provisions of the Schedule shall control.

(c) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the date when Lessee has accepted the Equipment under a certificate of acceptance (**"Lease Commencement Date"**).

(d) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in the applicable Schedule and are due in advance beginning on the Lease Commencement Date and on the same day of each consecutive month thereafter. If any advance rent or advance charge (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule and shall be applied in the manner set forth under such Schedule. Unless specified otherwise in such Schedule, in no event shall any advance rent or advance charge or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any. All other payments received by Lessor shall first be applied to any accrued late charge(s) and other monies due Lessor hereunder and then to any unpaid rents.

2. TAXES:

If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively **"Taxes"**). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request by Lessor. Lessee's obligations under this Section 2 shall survive any expiration or termination of this Agreement.

3. REPORTS:

(a) If any tax, charge or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten days after Lessee becomes aware of the tax, charge or lien. The notice shall include the full particulars of the tax, charge or lien and the location of such Equipment on the date of the notice.

(b) Lessee will deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants within 120 days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within 90 days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within 30 days after the date on which they are filed.

(c) Lessor may, at Lessors' cost, inspect any Equipment during normal business hours after giving Lessee reasonable prior notice (except as otherwise provided in Section 8).

(d) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

(e) Lessee will not change its state of incorporation or organization, or its name as it appears in official filings in the state of its incorporation or organization without giving Lessor at least 10 days' prior written notice.

4. DELIVERY, USE AND OPERATION:

(a) Except as otherwise agreed to by Lessor, all Equipment shall be shipped directly to Lessee.

(b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies.

(c) Lessee will not move any Equipment from the location specified on the Schedule, without the prior written consent of Lessor.

(d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

(e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

5. MAINTENANCE:

(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted and also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest.

(b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment (**"Additions"**) furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law.

6. INSURANCE: Lessee agrees at its own expense, to keep the Equipment insured with companies acceptable to Lessor for such amounts and against such hazards as Lessor may require, including, but not limited to, all risk physical damage insurance for the Equipment itself, with losses under the policies payable to Lessor or its assigns, if any, and liability coverage for personal injuries, death and/or property damages on terms satisfactory to Lessor. Lessor and/or its officers, agents, employees and/or successors and/or assigns shall be named as an additional insured under all such insurance policies with loss payable clauses under said policies payable in Lessor's favor, as Lessor's interest may appear. Said Equipment shall be insured for not less than its stated replacement value (or if non-GE Equipment, its Stipulated Loss Value (see Schedule)) or such other amount as Lessor shall specify. Said liability insurance shall be in an amount of not less than two million dollars ($2,000,000.00) or such other amount as Lessor shall specify. Lessee hereby appoints Lessor as its attorney-in-fact to make proof of loss and claims for insurance and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made with respect to such insurance policies. Lessee may not make adjustments with insurers except with Lessor's prior written consent. The policies will provide that the insurance may not be altered or canceled by the insurer until after thirty days written notice to Lessor. In the event of damage to or loss, secretion, destruction or theft of the Equipment, or any portion of the Equipment, whether in whole or in part, Lessee will pay to Lessor the replacement value (or if non-GE Equipment, Stipulated Loss Value) of all Equipment, or of the portion of the Equipment affected if the value and use of the remainder of the Equipment are not affected at the time of such occurrence (except to the extent that Lessor indefeasibly receives proceeds of insurance covering such Equipment). Lessor may, at Lessor's option, apply proceeds of insurance, in whole or in part, (i) to repair or comparably replace the Equipment or any portion of it or, (ii) to satisfy any of Lessee's obligations pursuant to this Agreement or a Schedule.

7. REMOVAL AND RETURN OF EQUIPMENT:

(a) At the expiration (unless section 15, Purchase Option is applicable and Lessee undertakes all steps to exercise Purchase Option) or earlier termination of a Schedule, Lessee will arrange for the removal and return of the Equipment at its expense, including all transportation to a place designated by Lessor within the Continental United States of America. If Lessee makes modifications to its premises after the Equipment has been installed which impede the removal of the Equipment, the cost of removing the impediments and restoring the premises will be at Lessee's expense. The Equipment will be returned to Lessor or its assigns on the expiration or earlier termination of a Schedule in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order and condition, operable in accordance with the Supplier's and, if different, the manufacturer's then prevailing performance specifications for it. All waste material and fluid must be removed from the Equipment and disposed of by Lessee in accordance with the then current waste disposal laws. If the Equipment is not so returned, Lessor, at Lessee's sole expense, may have the Equipment restored to such a condition. If Lessor so requires, the units of Equipment shall be de-installed and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor.

(b) If Lessor so requires, at Lessor's sole discretion, Lessee shall obtain a policy of transit insurance for the return of the Equipment to Lessor in an amount equal to the replacement value of the Equipment. Such transit insurance must name Lessor as the loss payee. Lessee shall pay for all costs of complying with this section.

(c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up to date copy of all other documentation pertaining to the Equipment.

(d) All service manuals, blueprints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least 90 days, and not more than 120 days prior to the Agreement termination.

(e) Lessee shall make the Equipment available for Lessor's on-site operational inspection by potential purchasers at least 120 days prior to and continuing up to Agreement termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

(f) Until Lessee has fully complied with the terms of this section and has returned the Equipment to Lessor, Lessee's rent payment obligation and all other obligations under this Agreement and the Schedule shall continue from month-to-month notwithstanding any expiration or termination of the Agreement Term.

8. DEFAULT AND REMEDIES:

(a) Lessor may declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum owing to Lessor (under this Agreement or otherwise) when due and fails to cure the breach within ten days; (ii) Lessee breaches any of its insurance obligations under Section 7 above; (iii) Lessee breaches any of its other obligations and fails to cure that breach within 30 days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be incorrect, false or misleading in any material respect; (v) Lessee's cash balance is less than $500,000. and Lessee fails to cure that breach within 30 days after written notice from Lessor,; (vi) Lessee's total indebtedness exceeds three times the Lessee's Tangible Net Worth (defined as Stockholders Equity less any Intangible Assets) after January 1, 2004 and Lessee fails to cure that breach within 30 days after written notice from Lessor.; (vii) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder (**"Guarantor"**) becomes insolvent or ceases to do business as a going concern; (viii) Lessee assigns any of its interests in this Agreement or in the Equipment without Lessor's prior consent; (ix) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; (x) a petition is filed by or against

Lessee or any Guarantor under any bankruptcy or insolvency laws (in the event Lessee or any Guarantor files such petition, it shall be an immediate event of default and in the event of an involuntary petition, it shall be an event of default if the petition is not dismissed within 45 days of the filing date); or (xi) any material adverse change occurs in Lessee's financial condition or business operations (or of any Guarantor) and Lessee fails to cure that breach within 30 days after written notice from Lessor or any material change occurs in the ownership of Lessee (or of any Guarantor) (excluding all private placements of new equity issuances that change less than 50% of the total issued and outstanding shares of capital stock). Lessee's default under this Agreement or a default by Lessee or any entity managed or controlled by Lessee or by any principal of Lessee under any other agreement or contract with Lessor related to this Agreement, will at Lessor's sole option, constitute a default of this Agreement and all Schedules entered into pursuant to this Agreement.

(b) Upon the occurrence of an event of default hereunder, Lessor shall have the non-exclusive option to: (i) declare the aggregate rents (or, with respect to non-GE Equipment, the Stipulated Loss Value (see Schedule)) payable under any or all of the Schedules immediately due and payable; (ii) declare all other amount(s) due Lessor hereunder immediately due and payable; (iii) collect from Lessee, on all monies due but unpaid for more than ten days, a late charge of five cents per dollar on, and in addition to, the amount of all such monies, but not exceeding the lawful maximum; (iv) take possession of the Equipment and remove same from its existing location(s) without notice to or consent of Lessee; and store and/or dispose (by public sale or otherwise) of the Equipment at its then existing location(s) at no charge to Lessor; (v) sell or lease any or all items of Equipment at public or private sale or lease at such time or times as Lessor may determine and if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor to Lessee not less than ten days prior to the date thereof shall constitute reasonable notice thereof to Lessee; (vi) otherwise dispose of, hold, use, operate, or keep idle such Equipment, all as Lessor, in its sole discretion, may determine; and (vii) assert any other remedies available to Lessor at law or in equity (including, without limitation, under the Uniform Commercial Code).

(c) After deducting all expenses of retaking, repairing, holding, transporting, selling and/or reletting the Equipment, the net proceeds (if any) from such sale or reletting by Lessor shall be applied against Lessee's obligation hereunder. The proceeds of any sale, re-lease, or other disposition (if any) shall be applied in the following priorities: (i) first, to pay all Lessor's costs, charges and expenses in taking, removing, holding, repairing, selling, re-leasing and disposing of the Equipment; (ii) second, to the extent not previously paid by Lessee (or by a Guarantor of Lessee's obligations hereunder) to pay Lessor all amounts due from Lessee hereunder; and (iii) lastly, any surplus shall be delivered to Lessee. Lessor shall have the right to seek a deficiency from Lessee notwithstanding Lessor's repossession or abandonment of the Equipment, or Lessor's sale or reletting the Equipment to a third party.

(d) The foregoing remedies are cumulative and nonexclusive of any other rights and remedies that Lessor may have under any other agreement or at law or in equity and may be exercised individually or concurrently, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

9. **ASSIGNMENT:** LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule, provided that any such assignment shall not relieve Lessor of its obligation hereunder. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Lessor or assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

10. **NO THIRD PARTY BENEFICIARIES:** This Agreement is solely for the benefit of Lessee and Lessor and no person or legal entity is, or shall be considered an intended third party beneficiary thereof, and no person other than Lessee and Lessor shall have an enforceable right to any benefits under this Agreement.

11. **REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE:** Lessee makes each of the following representations, warranties, and covenants to Lessor on the date hereof and on the date of execution of each Schedule.

(a) Lessee has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the **"Documents"**). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or any person or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

(d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's organizational documents; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

(e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on its business or operations or its ability to fulfill its obligations under this Agreement.

(f) The Equipment is and will remain tangible personal property.

(g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Lessee.

(h) Lessee's exact legal name is as set forth in the last page of this Agreement and Lessee is and will be at all times

validly existing and in good standing under the laws of the state of its formation (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes.

12. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

(a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken though inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

(b) Lessee grants to Lessor, its successors and assigns, a first security interest in and against the Equipment and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof. This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Lessee to Lessor, now existing or arising in the future related to this Agreement.

(c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

13. LIMITATION OF REMEDIES AND DAMAGES: THE TOTAL LIABILITY OF LESSOR AND ITS REPRESENTATIVES TO LESSEE AND LESSEE'S EXCLUSIVE REMEDY RELATING TO A SCHEDULE IS LIMITED TO THE MONTHLY RENTAL WHICH IS THE BASIS FOR THE CLAIM. Lessee agrees that Lessor and its representatives have no liability to Lessee for (i) any penal, punitive, special, incidental, or consequential damages such as lost profit or revenue, (ii) any assistance not required under the Schedule, or (iii) anything occurring after the end of a Schedule. Lessee will be barred from any remedy unless Lessee gives Lessor prompt written notice of the problem. This is a commercial lease transaction. Any claim related to this contract will be covered solely by commercial legal principles. Lessor, its representatives and assigns will not have any negligence or other tort liability to Lessee or any person or entity, arising from this Agreement and any other document or any use of any Equipment. This limitation does not affect claims by third parties for personal injury due to product liability or the negligence of Lessor, Lessee or their representatives.

14. END-OF-TERM OPTIONS: At least 180 days prior to the expiration of the original term of a Schedule or any subsequent term, Lessee must elect, by written notice to Lessor, one of the following end-of-term options: (i) Lessee's renewal of that Schedule for a one or two year term at a Monthly Rental determined at the time of renewal (based on the Equipment's then fair market value), (ii) Lessee's purchase of the Equipment as set forth in Section 15 below; or (iii) Lessee's return of the Equipment to Lessor.

15. PURCHASE OPTION: Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS for cash equal to the amount indicated on such Schedule (the "**Option Payment**"). The Option Payment, plus all applicable sales taxes shall be due and payable in immediately available funds on or within five (5) days of the expiration date of such Schedule. If Lessee is in default or if the corresponding Schedule has already been terminated Lessee may not purchase the Equipment. Notwithstanding the foregoing or anything else to the contrary contained in the Master Lease Agreement (or the Equipment with Service Schedule to Master Lease Agreement), Lessee shall have the rights to purchase the Equipment, as aforesaid, provided that Lessee has paid all rent due to Lessor hereunder and all other charges or amounts then due to Lessor hereunder.

16. COMPLIANCE WITH REPORTING RESPONSIBILITIES: Lessee agrees to fully and accurately account for, and report in any applicable cost reports, all items and services received from Lessor under this Agreement, in a way which complies with all applicable laws and regulations, including the Federal Social Security Act and implementing regulations relating to Medicare, Medicaid and the Federal Health Care Programs.

17. FILING: Lessee will sign and return to Lessor when requested such instrument(s) as applicable law requires or permits to give public notice of Lessor's interest in the Equipment. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee hereby irrevocably appoints Lessor or its designee as Lessee's agent and attorney-in-fact to sign such instrument(s) on Lessee's behalf and to file them. After the expiration or earlier termination of all Schedules, Lessor will, at Lessee's written request, execute necessary documents to

effectuate a termination of financing statements or amendments previously filed by Lessor that are solely related to these Schedules.

18. MISCELLANEOUS:

(a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, ADDENDA OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. If more than one Lessee is named in this Agreement, the liability of each shall be joint and several. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing by notice as prescribed in this Agreement. This Agreement and any addendum, schedule and annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No prior proposals, statements, course of dealing, or usage of trade will be a part of this Agreement. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(c) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

(d) Any provisions in this Agreement, any Schedule, addendum or amendment hereto that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto, but the remaining provisions shall remain enforceable as written.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

(f) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, addendum or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

(g) Lessee agrees that neither it nor its affiliates will in the future issue any press release or other public disclosure using the name of General Electrical Capital Corporation or its affiliates or referring to this Agreement without at least two (2) business days' prior notice to Lessor and without the prior written consent of Lessor unless (and only to the extent that) Lessee or its affiliate is required to do so under law and then, in any event, such Lessee or affiliate will advise Lessor before issuing such press release or other public disclosure. Lessee consents to the publication by Lessor of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Nothing in the foregoing prevents Lessee from referring to this Agreement in discussions with its affiliates.

(h) There is no restriction either express or implied on any disclosure or dissemination of the structure or tax aspects of the transactions contemplated by this Agreement. Further, the Lessor acknowledges that it has no proprietary rights to any tax matter or tax idea or to any element of the transaction structure.

(i) This Agreement and any related documents may be authenticated by manual signature, facsimile or, if approved in writing by Lessor, electronic means, all of which shall be equally valid.

(j) Lessor represents and warrants that it has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the **"Documents"**). Lessor is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(k) Lessor represents and warrants that the Documents have been duly authorized and executed by Lessor and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:

LESSEE:

General Electric Capital Corporation	The Sagemark Companies LTD.
By: [signature]	By: [signature]
Name: Paul Sleet	Name: Theodore Shepard
Title: Duly Authorized Signatory	Title: President & CEO

GE Healthcare Financial Services

GE EQUIPMENT ADDENDUM
DATED AS OF 06/24/2003
TO MASTER LEASE AGREEMENT (QUASI)
DATED AS OF 06/24/2003

THIS ADDENDUM ("**Addendum**") is attached and made a part of the above referenced Master Lease Agreement (the "**Agreement**") between General Electric Capital Corporation ("**Lessor**") and the undersigned lessee ("**Lessee**") and is incorporated by reference into the Agreement. This Addendum modifies and supplements the Agreement and sets forth additional terms and conditions that apply to Equipment that has been manufactured by the General Electric Company or its affiliates ("GE") and the term Lessor as used in this Addendum shall include GE. Any conflict between this Addendum and the Agreement shall be resolved so as to give effect to the provisions of this Addendum. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

1. DELIVERY, TRANSPORTATION AND RISK OF LOSS: Delivery dates are approximate. Lessor shall not be liable for delays in performance or delivery due to causes beyond its reasonable control. If such a delay occurs, Lessor may extend the performance or delivery date for a period of time equal to the delay. Shipping terms are C.I.F. Lessor's shipping dock pursuant to Section 2-320 of the Uniform Commercial Code. Lessor is responsible for payment of freight and payment or providing property damage or loss until delivery to Lessee.

2. FINAL ASSEMBLY, INSTALLATION AND TESTING:

(a) Lessee shall be responsible for making the site ready for installation in compliance with Lessor's written specifications. Lessor is responsible for assembling the Equipment and connecting it to electrical outlets provided by Lessee. Lessee shall pay for any employees other than Lessor's whom Lessee uses or Lessor is directed to use for installation or assembly.

(b) Lessor does not install, test, certify or provide any software license or warranty for products which are not listed in Lessor's price pages at the time of acquisition by Lessee. These products are normally identified by NL or NW series numbers. However, Lessor will pass on to Lessee any manufacturer or dealer warranty received by Lessor with respect to these products, to the extent such a warranty may be passed on to Lessee.

(c) Lessee shall provide any government licenses, permits and approvals needed for installation and use of the Equipment.

(d) Lessor will complete final testing using its appropriate performance specifications, instruments and procedures. Lessor will file any required federal and state reports relating to its installation activities.

3. SERVICE MATERIAL USE AND DATA ACCESS:

(a) In connection with the installation, configuration, maintenance, repair and/or de-installation of the Equipment, Lessor might deliver to Lessee, along with the Equipment or separately, attach to or install on the Equipment, and use, materials that have not been purchased by or licensed to Lessee. Lessee hereby consents (i) to this delivery, storage, attachment, installation and use, (ii) to the presence of Lessor's locked cabinet or box on the Lessee's property, and (iii) to Lessor's removal of all or any part of this property at any reasonable time, all without charge to Lessor. Lessee shall have no right or title to this property or any license or other right to access, use, or decompile this property. Any access to or use of this property (except in compliance with Lessor's written direction to Lessee to determine Equipment performance on Lessor's behalf) and any decompilation of this property by anyone other than Lessor's personnel is prohibited. Lessee agrees that it will use reasonable efforts to protect this property against damage or loss and to prevent any access to or use or decompilation of this property contrary to this prohibition.

(b) Lessee agrees to permit Lessor to access data related to the Equipment, to allow Lessor to gather, aggregate, compile, and use Equipment and resource usage data in various ways, including quality initiatives, benchmarking, and reporting services. The data collected by Lessor will be used, during and after the term of this Agreement, in a manner that will maintain patient and customer level confidentiality.

4. OPERATIONAL AND BASIC SOFTWARE LICENSE:

(a) "**Licensed Software**" means the firmware, software, or data compilations (regardless of the media within which they are recorded, fixed or delivered) identified in the Schedule or provided for the operation, installation, use, de-installation, maintenance, or repair of the Equipment. Licensed Software will also include software for enhancing the operation or functionality of the Equipment, and any other software later provided to Lessee by Lessor for use with the Equipment. Licensed Software that is not stored internally in the Equipment shall include a notice that identifies it as GE proprietary.

(b) Except to the extent further limited by license terms for specific types of Licensed Software, Lessee is hereby granted a limited license to:

(i) Use and permit its service contractors to use the Licensed Software only on the specific Equipment for which Lessor provided Lessee the Licensed Software at the identified geographic location or in the specific vehicle identified in the Schedule;

(ii) Make one copy of the Licensed Software in machine-readable form solely for backup purposes. Lessee must reproduce on such copy the copyright notice and any other proprietary notices that were on the original copy.

(iii) Use the copy of the documentation delivered with the Equipment and having a white cover or label and/or notice that identifies it as "**Operating Documentation**" ("**Operating Documentation**") and use the tools or instruments delivered with the Equipment in a container having a white cover or label and/or a notice that identifies them as "**Operating Tools**" ("**Operating**

Tools") for the sole purpose of Lessee's use of the Licensed Software and Equipment for its intended purpose.

(iv) Transfer all authorized copies of the Licensed Software, Operating Documentation and Operating Tools to a purchaser of the Equipment who accepts all of the terms, conditions and limitations of this Limited License and any other applicable license terms.

(c) Except as expressly set out above, Lessee is not granted any other rights or licenses in or under the Licensed Software, Operating Documentation or Operating Tools. By way of example, and without limitation, Lessee is not granted: any ownership rights in the Licensed Software, Operating Documentation or Operating Tools or any media on which the Licensed Software is recorded or fixed; any other rights or licenses under any of Lessor's intellectual property (e.g., patents, copyrights, trademarks, trade secrets, etc.); any right to modify, adapt, translate, rent, lease, loan, resell for profit, distribute, network or create derivative works of any portion of the Licensed Software or Operating Documentation; any right to decompile, reverse engineer, disassemble, or otherwise reduce the Licensed Software to a human-perceivable form; any right to electronically transfer any portion of the Licensed Software over a network; or any right to retain copies of any versions or Licensed Software or Operating Documentation or Operating Tools which are rendered redundant by Licensed Software Lessee receives under the Schedule.

5. LIMITED WARRANTIES AND DISCLAIMER: Unless otherwise provided in a Schedule, GE provides specific written warranties applicable to the Equipment and any Licensed Software provided under a Schedule. No warranty is furnished for anything excluded from the warranty form(s) or for Operating Documentation or Operating Tools associated with products. All such items are provided AS IS. EXCEPT AS PROVIDED ABOVE, NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, APPLIES TO ANYTHING PROVIDED BY LESSOR (OR ANY SERVICE CONTRACTOR OF LESSOR). Lessor may use refurbished parts in new products as long as Lessor uses the same quality control procedures and warranties as for new products.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	**LESSEE:**
General Electric Capital Corporation	**The Sagemark Companies LTD.**
By: [signature]	By: [signature]
Name: Paul Sleet	Name: Theodore Shapiro
Title: Duly Authorized Signatory	Title: President & CEO

GE Healthcare Financial Services

Internal Contract Ref. # 8539077
Internal Order Ref. # 2586966

EQUIPMENT SCHEDULE DATED AS OF 08/29/2005 TO MASTER LEASE AGREEMENT (QUASI) DATED AS OF 6/24/2003

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of the Master Lease Agreement identified above ("**Agreement,**" said Agreement and this Schedule being collectively referred to as "**Lease**"). Except as provided herein, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement. This Schedule constitutes a separate instrument of lease.

1. **EQUIPMENT:** Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "**Equipment**").

Number of Units	Site	Supplier/ Manufacturer	Lessor's Capitalized Cost	Model, VIN #, Unit # and/or Type Of Equipment
1	Premier PET Imaging of Setauket, LLC 23 Technology Drive East Setauket, NY 11733	GE Healthcare Technologies 3000 North Grandview Blvd. Waukesha, WI 53188	$1,890,000.00	GE Discovery ST 16 PET CT System

2. **TERMS AND RENTALS:**

A. Term of Schedule: 84 months. The term of this Schedule will commence on the Lease Commencement Date specified in the "Lease, Term and Rent Payments" section of the Agreement and continue for the term specified immediately above, subject to and in accordance with the terms and conditions of this Schedule.

B. Advance Rental: $17,000.00. Lessor will apply the Advance Rental to Lessee's Monthly Rental obligation under this Schedule to Month 6.

C. Monthly Rental: 5 Month(s) @ $0.00; 6 Month(s) @ $17,000.00; 73 Month(s) @ $33,464.67, plus all applicable taxes. All payments will be in arrears. In states assessing sales and use tax, your Monthly Rentals will be adjusted to include the applicable sales and use tax at the same rate that was used to calculate your Monthly Rentals under this Agreement. Lessee's payment of Monthly Rentals to Lessor will be in accordance with the "Lease, Term and Rent Payments" section of the Agreement. The interest rate with respect to this Schedule will be established on the Lease Commencement Date. The interest rate will be equal to 7.99% per annum and will be adjusted based on the number of basis points, plus or minus, as applicable, that the Index Rate (as defined in this paragraph) has changed from original rate quote 3.84% per annum. The "Index Rate" shall mean the per annum rate of interest published on the date selected by Lessor, which date shall be no earlier than seven (7) business days immediately preceding the Lease Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 7 Year Treasury Constant Maturities rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days occurring in the period for which interest is payable.

D. Interim Rent: If the Lease Commencement Date is not the 1st or 15th of any calendar month (a "Payment Date"), the initial Term shall be extended by the number of days between the Lease Commencement Date and the Payment Date which occurs after the Lease Commencement Date (the "Interim Period"). Lessee shall pay Interim Rent for the Interim Period. The Interim Rent will be due on the first payment due date and calculated as the Daily Rent Factor times the number of days in the Interim Period. For purposes of this calculation, the "Daily Rent Factor" shall equal the Interest Rate divided by 360 and times the total funding amount under the Term of this Schedule.

3. ~~**AUTODRAFTING:**~~ N/A

A. Lessee hereby authorizes Lessor to initiate debit entries for Lessee's payment of the charges which are due periodically under this Schedule and any service contracts relating to the Equipment and the financial institution indicated below to debit with the amounts thereof the account listed below (the "Account").

Financial Institution Name: ______________________
Financial Institution Address: ______________________
City: ______________ State: _____ Zip: ________

B. The following information can be obtained from a check in respect of the Account (please attach a copy of a voided check for verification purposes):

Account Name: ______________________
Nine-digit Financial Institution ID Number: ____________
Your Financial Institution Account Number: ____________

C. Lessee further authorizes Lessor to adjust the dollar amount transferred from the Account to correspond to periodic changes in the payment due, if any, under the terms of this Schedule.

D. Lessee hereby authorizes Lessor to automatically debit from the Account all current or past due property taxes (if applicable).

E. Rules and Regulations N/A

(i) Lessee understands that due to the difference in timing between the Lease Commencement Date and the booking of this Schedule, the initial debit may be for more then one periodic charge but will not be more than the actual total monthly amounts due at that time.

(ii) Failure to have adequate funds in the Account shall constitute an event of default under this Schedule.

(iii) Lessee understands that it will continue to receive an invoice each month as notification of the amount to be debited from the Account.

(iv) Lessee agrees that it will not revoke, terminate or modify this authorization or the information provided herein, without the Lessor's prior written consent. In the event Lessee revokes or terminates this authorization, Lessee must remit its periodic charges directly to Lessor at the address specified in the Agreement. Failure to pay the periodic charges on or before the due date shall constitute an event of default under this Schedule.

(v) If a deduction is made in error, Lessee has the right to be immediately refunded by Lessor for the amount of the erroneous deduction provided that Lessee provides written notification of the erroneous deduction within 15 days after its account statement is issued or 45 days after the monies are paid to Lessor.

9/14/05

4. PURCHASE OPTION:

A. Provided this Schedule has not already been terminated and Lessee has paid all rent due to Lessor hereunder and all other material charges or amounts then due to Lessor hereunder and Lessee is not in default under any other agreement between Lessee and Lessor relating to the Agreement, Lessee may, by written notice to Lessor, at least 30 but not more than 90 days before the expiration of the Term, irrevocably elect to purchase all (but not less than all) of the Equipment for the Equipment Option Price set forth below: Notwithstanding the foregoing or anything else to the contrary contained in the Master Lease Agreement (or the Equipment with Service Schedule to Master Lease Agreement), Lessee shall have the right to purchase the Equipment, as aforesaid, provided that Lessee has paid all rent due to Lessor hereunder and all other charges or amounts then due to Lessor hereunder.

$101.00 plus all applicable taxes (the "**Equipment Option Price**")

B. Lessor and Lessee agree that if Lessee acquires any upgrade to or non-severable improvement of the Equipment and/or any Licensed Software which increases it productivity or value, then Lessor will adjust the Equipment Option Price to also reflect the upgrade or improvement.

9/14/05

C. Lessee's purchase of the Equipment shall be on an AS-IS, WHERE-IS basis without recourse or warranty of any kind.

5. ARTICLE 2A NOTICE: IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS REFERENCED IN SECTION 1 ABOVE (THE **"SUPPLIER(S)"**), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY THE SUPPLIER, WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

6. STIPULATED LOSS TABLE: The Stipulated Loss Value for any unit of Equipment shall be the Lessor's capitalized cost of such unit (as referenced in the Stipulated Loss Table to be delivered by Lessor to Lessee) multiplied by the appropriate percentage derived from a Stipulated Loss Table. In the event that the Lease is for any reason extended, then the last percentage figure shown in the Stipulated Loss Table shall control throughout any such extended term.

7. Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

8. Any modified or additional terms and conditions of this Schedule are set forth in the following attachments to this Schedule: Stipulated Loss Table.

9. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.

LESSOR:

General Electric Capital Corporation

By: Rodney Suhar

Name: Rodney Suhan

Title: Duly Authorized Signatory

LESSEE:

The Sagemark Companies LTD.

By: Ted Shapiro

Name: TED SHAPIRO

Title: Pres/CEO

CONSENT TO SUBLEASE

This Consent To Sublease is made as of August 29, 2005, by and among General Electric Capital Corporation ("Lessor"), *The Sagemark Companies LTD.* ("Lessee"), and *Suffolk P.E.T. Management, LLC* ("Sublessee").

WHEREAS, Lessor and Lessee have entered into a Master Lease (Quasi) Agreement, dated as of June 24, 2003 (the "MLA", and together with the Equipment Schedule referenced below, the "Lease"), in connection with the lease by Lessor to Lessee of certain medical equipment listed and described in that certain Equipment Schedule to the MLA, dated as of August 29, 2005, by and between Lessor and Lessee (the "Equipment"); and

WHEREAS, the Lease prohibits the sublease of the Equipment without the prior written consent of Lessor; and

WHEREAS, Lessor has agreed to permit Lessee to sublease the Equipment to Sublessee pursuant to a [Lease] dated August 10, 2005, by and between Lessee and Sublessee (the "Sublease"), on the condition that Lessee and Sublessee enter into this Agreement, and Lessee and Sublessee have agreed;

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto agree as follows:

1. Lessor consents to the sublease by Lessee to Sublessee of the Equipment on the terms and conditions set forth herein and in the Sublease. The terms of the Lease are not altered hereby. Sublessee shall not, and Lessee shall not permit Sublessee to, further sublease the Equipment to any other person or entity without the prior written consent of Lessor.

2. The consent by Lessor to the Sublease does not relieve Lessee of any of its obligations under the Lease, including, but not limited to, Lessee's obligation to make rental and other payments.

3. Sublessee shall pay to Lessee all rentals and other sums payable under the Sublease until Lessor delivers notice of a default under the Lease to Sublessee. Upon Sublessee's receipt of such notice of default, Sublessee shall, and Lessee hereby authorizes and directs Sublessee to, pay to Lessor all rentals and other sums payable and to become payable under the Sublease. Sublessee agrees not to assert against Lessor any claim or defense it may have against Lessee and not to offset against such rental payments to Lessor any amounts that it may claim are due from Lessee. If any rentals are not paid within 10 days of the applicable due date, Sublessee agrees, notwithstanding anything to the contrary in the Sublease, to pay to Lessor a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rental, but not exceeding the lawful maximum, if any. Nothing herein or in any other document or agreement shall obligate Lessor to at any time perform any of the duties or obligations of Lessee under the Sublease.

4. Lessee hereby grants to Lessor a first priority security interest in the Sublease and all proceeds and general intangibles related thereto. Lessee represents and warrants that the Sublease is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms. Lessee shall not, except as provided in this Agreement, lien, encumber or grant to any third party any interest in the Sublease or any payments or any other amounts due thereunder. At Lessor's request, Lessee agrees to execute any financing statements or other instruments necessary or expedient for filing, recording or protecting the interest and title of Lessor in the Sublease. At Lessor's option, Lessee agrees either to deliver to Lessee all originals of the Sublease or to place on the face of all originals of the Sublease a legend in the form requested by Lessor and to provide Lessor a certified copy and one original thereof. A photostatic copy or other reproduction of this Agreement shall be sufficient as a financing statement.

5. Sublessee acknowledges and agrees that the interest of Sublessee in the Equipment is subject to and subordinate to the Lease. Sublessee acknowledges and agrees that the Lease is a true lease, that Lessor is the owner of the Equipment, and that the interest of Sublessee in the Equipment is subject and subordinate to the ownership interest of Lessor. In the event that, for any reason, the Lease is deemed not to be a true lease, Sublessee acknowledges and agrees that Lessee has granted to Lessor a security interest in the Equipment and that the interest of Sublessee in the Equipment is subject to and subordinate to the security interest and lien of Lessor. In the event of a default by Lessee under the Lease, Sublessee agrees that Lessor shall have all rights provided in the Lease, including but not limited to, the right to repossess the Equipment from Sublessee.

6. After the expiration or earlier termination of the Lease, Lessor will, at Lessee's written request, execute necessary documents to effectuate a termination of financing statements or amendments previously filed by Lessor that are solely related to these Schedules.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to Sublease to be executed by their duly authorized representatives as of the date first above written.

General Electric Capital Corporation:

By: Rodney Sullam

Title: Duly Authorized Signatory

Lessee:
The Sagemark Companies LTD.

By: [signature]

Title: Pres & CEO

Sublessee:
Suffolk P.E.T. Management, LLC

By: [signature]

Title: Managing Member

GE Healthcare Financial Services

SECURITY AGREEMENT

1. SECURITY INTEREST

The undersigned ("Obligor", whether one or more) grants General Electric Capital Corporation ("Company") a security interest in property, wherever located, checked in Section 2 ("Collateral") to secure all debts, obligations and liabilities of Obligor to Company arising out of credit previously granted, credit contemporaneously granted and credit granted in the future by Company to Obligor or to another guaranteed or indorsed by Obligor relating to Master Lease Agreement (Quasi) dated 06/24/03 or the Master Security Agreement dated 08/29/2005 or the Promissory Note dated August 29, 2005 ("Obligations").

2. DESCRIPTION OF COLLATERAL

One or more boxes must be checked.

(a) ☐ **All Collateral.** If checked here, all now owned or hereafter acquired equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Obligor's business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, securities, investment property, deposit accounts, supporting obligations, letter of credit rights, commercial tort claims, and information contained in computer media (such as data bases, source and object codes and information therein), computer equipment, machinery, tools, furniture, together with all additions, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements, thereof and substitutions therefore, and all cash and non-cash proceeds and products thereof.

(b) ☐ **Scheduled Collateral.** If checked here, all inventory, accounts, contract rights, equipment, general intangibles, instruments, documents of title and chattel paper described in the attached schedule and any additional schedules delivered by Obligor to Company from time to time;

(c) ☒ **All Inventory.** If checked here, all inventory and documents relating to inventory now owned or hereafter acquired by Obligor, including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Obligor's business;

(d) ☐ **All Receivables.** If checked here, all accounts, contract rights, chattel paper and instruments now owned or hereafter acquired by Obligor;

(e) ☒ **All Equipment.** If checked here, all equipment and fixtures now owned or hereafter acquired by Obligor located at: 23 Technology Drive, East Setauket, NY 11733;

(f) ☐ **All General Intangibles.** If checked here, all general intangibles now owned or hereafter acquired by Obligor; and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or re-possessed goods the sale of which gave rise to, and all proceeds and products of the foregoing.

(g) ☐ **Specific Collateral.** If checked here, the following described property now owned or hereafter acquired by Obligor ______________________________.

3. OBLIGOR'S WARRANTIES

Obligor warrants that while any of the Obligations are unpaid:

(a) **Ownership**. Obligor owns the Collateral free of all encumbrances and security interests (except Company's security interest). Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests, and no financing statement (other than Company's) is on file covering the Collateral or any of it. Obligor, acting alone, may grant a security interest in the Collateral.

(b) **Sale of Goods or Services Rendered**. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by Obligor or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which Obligor has genuine invoices, shipping documents or receipts.

(c) **Enforceability**. Each account, contract right and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Obligor to Company as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed his or its liability.

(d) **Due Date**. No payment on any account or chattel paper constituting Collateral is as of this date more than 15 days overdue, there has been no default according to the terms of any such Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.

(e) **Financial Condition of Account Debtor**. As of this date Obligor has no notice or knowledge of anything which might impair the credit standing of any account debtor and Obligor will advise Company upon receipt of any such notice or knowledge affecting Collateral.

(f) **Valid Organization**. If not an individual , Obligor is duly organized, validly existing and in good standing under the laws of the state of its organization, and if a foreign corporation is now, or will if required by applicable law be, licensed to do business in the states in which this transaction takes place.

(g) **Other Agreements**. Obligor is not in default under any agreement with Company for the payment of money and Obligor is not in default under any agreement where the agreement value exceeds $100,000 for the payment of money.

(h) **Authority to Contract**. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Obligor's Articles of Incorporation, By-Laws, partnership agreement, operating agreement, any other organizational document of Obligor or any agreement or restriction to which Obligor is a party or is subject.

(i) **Accuracy of Information**. All information, certificates or statements given to Company pursuant to this Agreement shall be true and complete when given. The Obligor's exact legal name is as set forth on the signature page of this Agreement.

(j) **Addresses**. The address of Obligor's place of business, or if Obligor has more than one place of business, then the address of the Obligor's chief executive office, is shown opposite Obligor's signature. The address where the Collateral will be kept, if different from that appearing opposite Obligor's signature, is 23 Technology Drive, East Setauket, NY 11733. Such locations shall not be changed without prior written consent of Company, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

(k) **Change of Name or Address**. Obligor shall immediately advise Company in writing of any change in its name or address.

4. SALE AND COLLECTIONS

(a) **Sale of Inventory**. So long as no default exists under any of the Obligations or this Agreement, Obligor may (a) sell inventory in the ordinary course of Obligor's business for cash or on terms customary in the trade, at the prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease inventory on terms customary in the trade.

(b) **Verification and Notification**. Upon default Company may at any time and Obligor shall, upon request of Company, notify the account debtors to make payment directly to Company and Company may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are so notified, Obligor as agent of Company, shall make collections on the Collateral. Company may at any time notify the bailee of any Collateral of Company's security interest.

(c) **Deposit with Company**. At any time Company may require that all proceeds of Collateral received by Obligor shall be held by Obligor upon an express trust for Company, shall not be commingled with any other funds or property of Obligor and shall be turned over to Company in precisely the form received (but endorsed by Obligor if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Company directly or from Obligor shall be applied against the Obligations in such order and at such times as Company shall determine.

5. OBLIGOR'S COVENANTS

Obligor agrees:

(a) **Maintenance of Collateral**. Obligor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Company's security interest;) defend it against all claims and legal proceedings by persons other than Company; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release Obligor from any of the Obligations.

(b) **Insurance**. Obligor shall keep the Collateral and Company's interest in it under policies of insurance with such provisions, for such amounts and by such insurers as shall be satisfactory to Company from time to time, and shall furnish evidence of such insurance satisfactory to Company. Subject to Company's satisfaction, Obligor is free to select the insurance agent or insurer through which insurance is obtained. Obligor assigns (and directs any insurer to pay) to Company the proceeds of all such insurance and any premium refund, and authorizes Company to endorse in the name of Obligor any instrument for such proceeds or refunds and, at the option of Company, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Obligor. Company is authorized, in the name of Obligor or otherwise, to make, adjust and/or settle claims under any credit insurance financed by Company or any insurance on the Collateral, or cancel the same after the occurrence of an event of default.

(c) **Maintenance of Security Interest**. Obligor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Company to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Company's interest in it or rights under this Agreement.

(d) **Taxes and other charges**. Obligor shall pay and discharge all lawful taxes, assessments and government charges upon Obligor or against its properties prior to the date on which penalties attach, unless and the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Obligor.

(e) **Records and statements**. Obligor shall keep accurate and complete records respecting the Collateral in such form as Company may approve. At such times as Company may require, Obligor shall furnish to Company a statement certified by Obligor and in such form and containing such information as may be prescribed by Company, showing the current status and value of the Collateral.

(f) **Inspection of Collateral**. At reasonable times Company may, at its expense, examine the Collateral and Obligor's records pertaining to it, wherever located, and make copies of records. Obligor shall assist Company in so doing.

(g) **Chattel Paper**. Company may require that chattel paper constituting Collateral shall be on forms approved by Company, Obligor shall promptly make all such chattel paper, and all copies, to indicate conspicuously the Company's interest and, upon request, deliver them to Company.

6. RIGHTS OF COMPANY

Authority to Perform for Obligor. Upon the occurrence of an event of default or if Obligor fails to perform any of Obligor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Company is authorized, in Obligor's name or otherwise, to take any such action including without limitation signing Obligor's name or paying any amount so required, and the cost shall be one of the Obligations

secured by this Agreement and shall be payable by Obligor upon demand with interest from the date of payment by Company at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

7. DEFAULT

(a) The following events shall constitute an event of default hereunder:

(i) **Nonperformance**. Obligor fails to pay when due any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by Obligor in this Agreement or in any evidence of or document relating to, the Obligations;

(ii) Obligor becomes insolvent, ceases to do business as a going concern or a petition is filed by or against Obligor under any bankruptcy or insolvency laws (in which event shall be an immediate event of default) and in the event of involuntary petition, the petition is not dismissed within 45 days of the filing date;

(iii) **Misrepresentation**. Any representation made to induce Company to extend credit to Obligor, under this Agreement or otherwise, is false in any material respect when made; or

(iv) **Material Adverse Change**. Any material adverse change occurs in Obligors financial condition or business operations (or of any Guarantor) and Obligor fails to cure that breach within 30 days after written notice from Company or any material change occurs in the ownership of Obligor (or of any Guarantor) (excluding all private placements of new equity issuances that change less than 50% of the total issued and outstanding shares of capital stock).

(b) Upon an event of default, all of the Obligations shall, at the option of Company and without any notice or demand, become immediately payable, and Company shall have the following remedies as well as all other rights and remedies for default provided by the Wisconsin Uniform Commercial Code, and any other applicable law and any document relating to the Obligations:

(i) **Repossession**. Company may take possession of Collateral without notice or hearing, which Obligor waives.

(ii) **Assembling Collateral**. Company may require Obligor to assemble the Collateral and to make it available to Company at any convenient place designated by Company.

(iii) **Expenses and Application of Proceeds**. Obligor shall reimburse Company for any expense incurred by Company in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorney's fees and legal expenses and all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral. After deduction of such expenses, Company may apply the proceeds of disposition of the Collateral in such order and amounts as it elects.

(c) **Notice of Disposition**. Written notice, when required by law, sent to any address of Obligor in this Agreement at least ten (10) calendar days (counting the day of sending) before the date of proposed disposition of the Collateral is reasonable notice.

(d) **Waiver.** Company may permit Obligor to remedy any default without waiving the default so remedied, and Company may waive any default without waiving any other subsequent or prior default by Obligor.

8. MISCELLANEOUS

(a) Obligor agrees to promptly reimburse the Company for actual out-of-pocket expenses, including without limitation, reasonable counsel fees, incurred by the Company in connection with the enforcement of this Agreement.

(b) THIS AGREEMENT SHALL BE BINDING UPON OBLIGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF OBLIGOR), AND SHALL INURE TO THE THE BENEFIT OF, AND BE ENFORCEABLE BY, THE COMPANY AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVEREND BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN APPLICABLE TO THE CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE COMPANY AND OBLIGOR.

(c) If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

(d) Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given by Company to Obligor, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given to Obligor at the address below.

(e) This Agreement may be executed in any number of separate counterparts by one or more of the parties hereto and all of said counterparts taken together shall constitute one and the same instrument.

(f) After the expiration or earlier termination of all obligations related to Master Lease Agreement (Quasi) dated 06/24/2003 or the Master Security Agreement dated 08/29/2005 or the Promissory Note dated August 29, 2005. Company will, at Obligor's written request, execute necessary documents to effectuate a termination of financing statements or amendments previously files by Company that are solely related to Master Lease Agreement (Quasi) dated 06/24/2003 or Master Security Agreement dated 08/29/2005 or The Promissory Note dated August 29, 2005.

The obligations hereunder, if involving more than one Obligor, shall be joint and several.

Signed this 11th day of September, 2025.

Obligor:

The Sagemark Companies LTD.

By: [signature]
Authorized Signature

(President & CEO)
Title

4710 NW Boca Raton Blvd. #200
Boca Raton, FL 33431
Address

GE Healthcare Financial Services

Landlord's Waiver and Consent

This Landlord's Waiver and Consent (the "Agreement") is entered into among The Sagemark Companies LTD. (whether one or more, "Customer") General Electric Capital Corporation with offices at 20225 Water Tower Blvd Suite 400, Brookfield, WI 53045 ("GE") and AKA Holdings Limited Partnership ("Landlord"). Customer and GE have entered into, or are about to enter into a lease or security agreement (the "Financing Agreement") whereby GE has acquired or will acquire an ownership or security interest in certain equipment or other property (the "Collateral") as further described in the Financing Agreement or in schedules thereto. Some or all of the Collateral may be affixed or otherwise become located on the premises located at 23 Technology Drive, East Setauket, NY 11733 ("Premises"). To induce GE to enter into the Financing Agreement and extend a loan, lease, or other financial accommodation to Customer against such ownership or security interest in the Collateral and for other valuable consideration, Landlord hereby agrees with GE and Customer as follows:

1. **Landlord**. The term "Landlord" is used for convenience purposes only. Landlord's interest in the Premises may be that of a fee owner, lessor, sublessor, mortgagee, deed of trust beneficiary, or lienholder, or that of any other holder of an interest in the Premises that may be, or may become, prior to the interest of GE.

2. **Disclaimer of Interest**. Landlord hereby consents to GE's security or ownership interest in the Collateral and disclaims all interests, liens and claims which Landlord now has or may hereafter acquire in the Collateral and agrees not to distrain or levy upon the Collateral for any reason. Landlord agrees that any lien or claim it may now have or may hereafter have in the Collateral will be subject and subordinate at all times to GE's interest in or to the Collateral and such Collateral will not be deemed a fixture but shall at all times be considered personal property.

3. **Entry Onto Premises**. Landlord and Customer grant to GE the right to enter upon the Premises after an event of default under the Financing Agreement and use all of the Premises' facilities for the purpose of removing the Collateral. If GE enters onto the Premises and removes the Collateral, GE will repair any damage to the Premises caused by removal of the Collateral (ordinary wear and tear excluded), and provided that such damages were caused by the negligence or willful misconduct of GE or its representatives. GE shall not be required to restore the Premises to its original condition. Landlord shall seek sole recourse against Customer for such obligation to restore the Premises. To the extent Landlord is exercising rights of eviction against the Customer, Landlord will provide GE prompt notice of such action at the address above and provide GE the opportunity to remove the Collateral.

4. **Miscellaneous Provisions.** This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement. The covenants of Customer and Landlord respecting subordination of the claim or claims of Landlord in favor of GE shall extend to, include, and be enforceable by any transferee or endorsee to whom GE may transfer any interest in the Financing Agreement or any claim or claims to which this Agreement shall apply. GE need not accept this Agreement in writing or otherwise to make it effective. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction where the Premises are located. If Landlord is other than an individual, any agent or other person executing this Agreement on behalf of Landlord represents and warrants to GE that he or she has full power and authority to execute this Agreement on Landlord's behalf. GE shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by GE. No delay or omission on the part of GE in exercising any right shall operate as a waiver of such right or any other right. A waiver by GE of a provision of this Agreement shall not constitute a waiver of or prejudice GE's right otherwise to demand strict compliance with that provision or any other provision. Whenever consent by GE is required in this Agreement, the granting of such consent by GE in any one instance shall not constitute continuing consent to subsequent instances where such consent is required.

Dated this 16th day of September, 2005.

Customer	Landlord	General Electric Capital Corporation
By: [signature]	By: [signature]	By: [signature]
Its: President & CEO	Its: GP	Its: Duly Authorized Signatory

INCUMBENCY CERTIFICATE

I hereby certify to General Electric Capital Corporation, its successors and assigns, that I am the Secretary/Assistant Secretary of The Sagemark Companies LTD., a New York corporation (the "Corporation"), and that the following persons are duly elected, qualified and acting officers of the Corporation, holding the offices indicated opposite their respective names, the signature appearing opposite their respective names are the genuine signatures of such persons, and such persons are duly authorized to execute and deliver Master Lease Agreements, Master Security Agreements, Security Agreements, Promissory Notes and any present or future schedules or supplements and all documentation connected therewith (the "Agreements") between the Corporation and General Electric Capital Corporation.

Name	Title	Signature
Theodore D. Shapiro	President & CEO	[signature]
Dr. Stephen A. Schulman	Managing Member	[signature]
GEORGE W. MAHONEY	CFO	[signature]

IN WITNESS WHEREOF, this 14th day of September, 2005

[signature]

Secretary/Assistant Secretary